EXHIBIT 10.42c

                                 FIRST AMENDMENT

                                       TO

                    AMENDED AND RESTATED ASSET SALE AGREEMENT



     THIS FIRST AMENDMENT TO AMENDED AND RESTATED ASSET SALE AGREEMENT (this "Amendment"), is made as of October 12, 2001, by and between Mobile Satellite Ventures LLC, a Delaware limited liability company (formerly named Motient Satellite Ventures LLC) ("Newco") and Motient Services Inc., a Delaware corporation ("Motient Services").

     WHEREAS, TMI Communications and Company Limited Partnership ("TMI"), Newco, Motient Corporation ("Parent") and the Investors named therein entered into that certain January 2001 Investment Agreement dated as of January 8, 2001 (the "January Investment Agreement").

     WHEREAS, in connection with the January Investment Agreement, Newco and Motient Services entered into that certain Amended and Restated Asset Sale Agreement dated as of January 8, 2001 (the "Sale Agreement"), pursuant to which Motient Services agreed to sell and Newco agreed to purchase certain of the assets and assume certain of the liabilities of the Satellite Communications Business.

     WHEREAS, TMI, Parent, Newco, and the Investors named therein entered into the Amended and Restated Investment Agreement dated as of the date hereof (the "October Investment Agreement") which amends and restates the January Investment Agreement.

     WHEREAS, Newco and Motient Services desire to make certain modifications to the Sale Agreement to reflect the October Investment Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Amendments to Sale Agreement. The Sale Agreement is hereby amended as follows:

     (a) The following definitions contained in Exhibit A to the Sale Agreement are hereby deleted in their entirety and replaced with the following:

          "Investment Agreement" means that certain Amended and Restated Investment Agreement dated as of October 12, 2001 by and among Motient Corporation, Newco, TMI Communications Company Limited Partnership and the other parties named therein.

     (b) The term "Investor Option" contained in Exhibit A to the Sale Agreement is hereby deleted in its entirety.

     (c) The term "Shared Assets" contained in Exhibit A to the Sale Agreement is hereby deleted in its entirety.

     (d) The  following  definition  is  hereby  added to  Exhibit A to the Sale
Agreement:

          "Leased Assets" shall have the meaning given such term in Section 2.3(x)."

     (e) Section 2.3(b) is hereby revised to delete the words "subject to regulatory approval,".

     (f) Section 2.3(f) is hereby revised to delete the words "and the Landlord's consent".

     (g) Section 2.3(t) is hereby revised to delete the words "Section 2.4(a)(vi)" and replace them with "Section 2.4(a)(v)".

     (h) Section 2.3(v) is hereby revised to delete the words "and the Shared Assets listed on Schedule 2.3(v) to the Disclosure Schedule".

     (i) The following clause is hereby added to the end of Section 2.3:

          "(x)  the  assets  listed  on  Schedule  2.3(x)  hereof  (the  "Leased
     Assets")."

     (j) Section 2.4(a) is hereby deleted in its entirety and replaced with the following:

          "(a) "Excluded Assets" consist of (i) Motient Services' corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating solely to the organization, maintenance or existence of Motient Services as a corporation, (ii) Motient Services' rights with respect to Intercompany Agreements (as defined herein), (iii) except as provided in Sections 2.3(p)(t) and (u) hereof, cash and cash equivalents (including without limitation the Purchase Price), (iv) Motient Services' rights to and interests in the trademark "Motient," the Motient logo and all goodwill related thereto, (v) that portion of the accounts receivable of Motient Services that relate to federal, state and local excise, sales and use taxes required to be paid by Motient Services under Section 2.5(b)(xiii) hereof and, (vi) the assets listed on Schedule 2.4. Notwithstanding anything else in this Amended Sale Agreement to the contrary, in addition to the foregoing, the Excluded Assets shall include (A) all consideration received or to be received by Motient Services and/or any of its Affiliates pursuant to the Aether Sale Agreement, the Escrow Agreement dated November 29, 2000 between Motient Services and Aether, and (B) the Eight Million Eight Hundred Thousand Dollars ($8,800,000) in prepayments (whether received or to be received) to Motient Services pursuant to Section 2.1(c) of the Private Network Satellite Services Agreement dated November 29, 2000 between Motient Services and Aether (the "Aether Satellite Network Agreement")."

     (k) Section 2.4(b) is hereby deleted in its entirety and replaced with the following:

          "Notwithstanding anything else in this Amended Sale Agreement to the contrary, if an assignment or transfer of any Subject Asset or part thereof or any rights or benefits thereunder or resulting therefrom without the consent of a third party thereto , would constitute a breach thereof, or make Newco, Motient Services or their respective Affiliates liable for damages or other penalties thereunder and if such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely effect the rights of Newco so that Newco would not in fact receive all such rights, Motient Services (i) shall cooperate with Newco, at Newco's request, in endeavoring to obtain such consent and (ii) if such consent is unobtainable, shall hold any such Subject Asset or part thereof in trust for Newco and shall cooperate with Newco in an arrangement designed to provide to Newco the benefits and liabilities associated with such Subject Asset or part thereof or any right or benefit arising thereunder or resulting therefrom, including, but not limited to, enforcement for the benefit of Newco of any and all rights of Motient Services against any third party arising out of a breach or cancellation by such third party or otherwise; provided, however, that nothing in this
     Section 2.4(b) shall be deemed a waiver by Newco or a requirement by Newco to waive any condition to Closing, including conditions relating to obtaining consents of third parties. Motient Services and Newco shall from time to time after the Closing Date execute and deliver to the other such further instruments and other written assurances and documents as may be reasonably required to perfect the transfer of any Subject Asset to Newco, or to ensure that Newco in entitled to the benefits of any Subject Asset."

     (l) The penultimate sentence of Section 2.5(a) is hereby deleted in its entirety and replaced with the following:

          "Notwithstanding anything contained in this Amended Sale Agreement to the contrary, the Assumed Liabilities shall include (A) all ongoing service, warranty, and other obligations and liabilities of Motient Services to Aether under the Aether Satellite Network Agreement, notwithstanding the fact that the Eight Million Eight Hundred Thousand Dollars ($8,800,000) to be prepaid by Aether in accordance with Section 2.1(c) of such agreement shall be retained by Motient Services, as provided in Section 2.4(a) above, and (B) all of the obligations and liabilities of Motient Services under the Intellectual Property License Agreement dated November 29, 2000 between Motient Services and Aether (the "Aether IP License"), but only to the extent such obligations and liabilities relate to the Intellectual Property that is being transferred to Newco pursuant to this Amended Sale Agreement."

     (m) The  following  clauses  (xiv)  and  (xv)  shall be added to the end of
Section 2.5(b):

          "(xiv) any  liability  relating to the matter  described  in Item 5 of
     Section 4.9 of the Parent/Newco Disclosure Schedule (as defined in the Investment Agreement), and (xv) any liability or obligation relating to the Agreement of Lease dated April 16, 1998 between Motient Services and Council Square, LLC, and related Assignment dated June 6, 2000. "

     (n) Section 3.8(a)(iv) is hereby deleted in its entirety and replaced with the following:

          "(iv) as long as Newco has satellite capacity, and Motient has not received the $8.8 million prepayment in accordance with Section 2.1(c) of the Aether Satellite Network Agreement (or would be liable for return of a portion thereof), not terminate service to Aether under such agreement without Motient Service's consent,"

     (o) Section 4.3 is hereby revised to move the phrase "Except as disclosed on Schedule 4.3 of the Disclosure Schedule" immediately after (B) and before the word "conflict".

     (p) Section 4.5 is hereby revised to delete the words "owned by it" in the first sentence.

     (q) Section 6.4 is hereby deleted in its entirety and replaced with the following:

          "6.4 Contemporaneous Closing

          The closing of the transactions contemplated by each of the First Closing (as defined in the Investment Agreement) of the Investment Agreement, the Asset Sale Agreement dated as January 8, 2001, as amended, between Newco and TMI Communications and Company Limited Partnership ("TMI") (the "Newco-TMI Sale Agreement"), the Asset Sale Agreement dated as January 8, 2001, as amended, between TMI and Canadian License Co. (the "Canadian Asset Sale Agreement") and the Asset Sale Agreement dated as of January 8, 2001, as amended, between TMI and MSV Nova Scotia ULC (the "TMI-ULC Asset Sale Agreement") shall occur prior to, or simultaneously with, the Closing under this Agreement."

     (r) Section 8.6 is hereby revised to add at the end of the first sentence (immediately after the words "business opportunities") the following:

          "or if Newco determine in good faith that such arrangement would not be in the best interest of Newco, due to Motient Services' financial conditions"

     (s) The heading of Section 8.5 and Section 8.5(a) are hereby deleted in their entirety and replaced with the following:

          "8.5 Leased Assets; Parent Guaranties

          (a) The parties acknowledge that as of the date hereof (and as of the Closing Date) the Leased Assets, which are listed on Schedule 8.5 to the Disclosure Schedule, that will comprise part of the Subject Assets, are presently used by Motient Services in connection with its Satellite Communications Business and Motient Corporation and its Subsidiaries in connection with their respective lines of business. The parties agree to cooperate in good faith to develop a lease-back arrangement whereby Newco shall lease or otherwise provide reasonable access to such Leased Assets to Motient Corporation and its Subsidiaries. Such lease-back arrangement shall accommodate the reasonable business needs of both Newco, on the one hand, and Motient Corporation and its Subsidiaries, on the other hand, and shall last for a period of time reasonably acceptable to both parties. Without limiting the generality of the foregoing, beginning on the Closing Date, Newco shall provide Motient Corporation and its Subsidiaries with access to, and use of (A) the telephones, facsimile machines and computers at the Reston Facility then used by the employees of Motient Corporation and its Subsidiaries (who are not Accepting Employees) for their intended and usual purpose in connection with the operation of the their respective businesses for a period of time reasonably acceptable to both parties and (B) the computer network and programs for accounting applications. The parties shall negotiate in good faith to equitably apportion the costs and liabilities associated with the use of such Leased Assets, and, if appropriate, enter into a transition services agreement which shall provide for the foregoing and such other transition services as the parties shall in good faith agree."

     (t) Schedule 2.3(v) and Schedule 8.5 to the Asset Sale Agreement are hereby deleted in its entirety.

     (u) Schedule 2.3(x) attached hereto is hereby added as a new Schedule 2.3(x) to the Asset Sale Agreement.

     2. Miscellaneous. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Sale Agreement. All other terms and provisions of the Sale Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. This Amendment shall terminate upon the termination of the October Investment Agreement and all of the terms of the Sale Agreement shall continue in full force and effect (without giving effect to this Amendment). This Amendment may be executed in any number of counterparts which, taken together, shall constitute a single, binding instrument.



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




     IN WITNESS WHEREOF, each of the parties hereto have caused this First Amendment to Amended and Restated Asset Sale Agreement to be executed as of the date first written above.


                                          MOBILE SATELLITE VENTURES LLC


                                          By: /s/Gary M. Parsons
                                             -----------------------------------
                                             Gary M. Parsons, Chairman



                                          MOTIENT SERVICES INC.


                                          By: /s/Gary M. Parsons
                                             -----------------------------------
                                             Gary M. Parsons, Chairman

                                                                 Schedule 2.3(x)



                                  LEASED ASSETS

The Leased Assets include the (i) telephones, facsimile machines, computers, printers, and other office and communications equipment used by both the employees of the Satellite Communications Business and the employees of Motient Corporation or its subsidiaries, (ii) office and common space furniture used by both the employees of the Satellite Communications Business and the employees of Motient Corporation or its subsidiaries, (iii) that portion of the telephone
(PSTN)  contracts  with  AT&T  and  Sprint  attributable  to  usage  by  Motient
Corporation and its subsidiaries (other than the Satellite Communications Business), and (iv) assets and facilities necessary to provide uninterrupted power supply (UPS).